                                                                    EXHIBIT 10.9

CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 406 UNDER THE SECURITIES ACT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.


                                    AGREEMENT
                                    ---------

     THIS AGREEMENT is entered into as of the last date of signature hereto (the "Effective Date") by and between Eli Lilly and Company, a corporation organized under the laws of Indiana ("Lilly") and having its principal office at Lilly Corporate Center, Indianapolis, Indiana, 46285, and Albany Molecular Research, Inc., a corporation organized under the laws of New York ("Albany") and having its principal office at 21 Corporate Circle, Albany New York 12203.

                                    Recitals
                                    --------

     A. Lilly possesses technology and knowledge with regard to combinatorial chemical synthesis and wishes to transfer a portion of this know-how to Albany to enable Albany to become proficient in Lilly's art of practice of combinatorial chemistry for the purpose of resynthesizing Lilly's combinatorial collection of chemical compounds.

     B. Albany provides resources and services in pharmaceutical chemical synthesis, analogs and small scale manufacturing and wishes to make available its resources for the purpose of re-synthesizing Lilly's combinatorial chemistry library and to establish a group dedicated to combinatorial organic synthesis.

     C. The Parties recognize and acknowledge that Lilly, in exchange for transferring combinatorial chemistry know-how to Albany, wishes to protect the confidential nature of this technology, maintain a limited period of exclusivity on Albany's practice of this technology, and participate in future revenues which Albany may receive as a result of the practice of this technology.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and premises contained in this Agreement, the Parties agree as follows:

CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 406 UNDER THE SECURITIES ACT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.

                                    ARTICLE I
                                    ---------

                                   Definitions
                                   -----------


     Section 1.1 General. Terms defined in this Article I and parenthetically
                 -------
elsewhere shall have the same meaning throughout this Agreement, including the Recitals hereto. Defined terms may be used in the singular or plural.

     Section 1.2 "Affiliates" means (a) any corporation or entity of which Lilly or Albany at the time in question, directly or indirectly owns or controls more than fifty percent (50%) of the stock having the right to vote for directors thereof, or (b) any corporation, individual or entity which now or hereafter directly or indirectly owns or controls more than fifty percent (50%) of the stock of Lilly or Albany having the right to vote for directors thereof.

     Section 1.3 "Cash Compensation" means any signature fees, license fees, milestone payments and royalties or equity payments which Albany receives pursuant to rights granted to Albany under this Agreement. By way of example, and without limitation, Cash Compensation shall not include payments made to Albany for research and/or development provided that any agreements covering such payments are made on an arms length basis on market terms therefor. If non-monetary consideration is so received, then a commercially reasonable monetary value will be assigned for purposes of calculating Lilly's share of compensation.

     Section 1.4 "Combinatorial Technology" means ***.

     Section 1.5 "Confidential Information" means all materials and information disclosed by one Party to the other under this Agreement, including, without limitation: information and materials (whether or not patentable) regarding Lilly's or Albany's technology, products, research strategy, business information or objectives; all information and data furnished to either Lilly or

CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 406 UNDER THE SECURITIES ACT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.

Albany by any representative of Lilly or Albany, as the case may be; and all information or data that is acquired by Lilly or Albany by observation during any visit to the other Parties' facilities.

     Section 1.6 "CPI-U" means the Consumer Price Index for all Urban
Consumers as published by the United States Department of Labor, Bureau of Labor Statistics. The base period for the purpose of calculating adjustments using the CPI-U under this Agreement shall be December 1, 1997.

     Section 1.7 "Effective Date" means the signature date of the last of the Parties to sign this Agreement.

     Section 1.8 "FTE" means a full time equivalent scientific person year (consisting of a total of *** (***) hours per year of scientific work on or directly related to the Program), carried out by an Albany employee. Scientific work on or directly related to the Program to be performed by Albany employees can include, but is not limited to, experimental laboratory work, recording and writing of results, reviewing literature and references, holding scientific discussions, managing and leading scientific staff, and carrying out Program management duties.

     Section 1.9 "Lilly Combinatorial Library" means a collection of approximately *** (***) organic chemical compounds that are owned by Lilly and were produced by Lilly using Combinatorial Technology.

     Section 1.10 "Lilly Know-How" means all discoveries, trade secrets, inventions, and other proprietary information, including formulae, algorithms, software, technical drawings and methods, and materials, whether or not patentable, relating to Combinatorial Technology which are owned by Lilly and disclosed to Albany pursuant to this Agreement.

     Section 1.11 "Lilly Licensed Technology" means Lilly Know-How and Lilly Patent Rights.

     Section 1.12 "Lilly Patent Rights" means a Patent Right claiming Lilly Know-How.

     Section 1.13 "Lilly Scaffold" means a common structural subunit used in the synthesis of the Lilly Combinatorial Library.

     Section 1.14 "Lilly Strategic Focus Area" means a medical area of pharmaceutical discovery research, development or marketing which Lilly has targeted as an area for strategic growth as evidenced by its prominent role in Lilly strategic business planning documents and presentations, a commitment of Lilly research or development personnel or resources to the area, or the stature accorded the area as reflected in Lilly's pharmaceutical research or development organizational structure. The current Lilly Strategic Focus Areas are as set forth on Appendix A to this Agreement.
                                                ----------

     Section 1.15 "Net Sales" means, with respect to a Product, the gross amount invoiced by Albany or an Albany Affiliate to unrelated Third Parties for the Product, less:

          a) Trade, quantity and cash discounts allowed;

          b) Discounts, refunds, rebates, chargebacks, retroactive price adjustments, and any other allowances which effectively reduce the net selling price and are appropriately deducted from sales under generally accepted accounting principles;

          c) Product returns and allowances;

          d) That portion of the sales value associated with drug delivery systems, which calculation methodology requires approval by Lilly, such approval not to be unreasonably withheld; and

          e) Any tax imposed on the product that is appropriately deducted from sales under generally accepted accounting principles;

     Such amounts shall be determined from the books and records of Albany maintained in accordance with generally accepted accounting principles ("GAAP"), consistently applied.

     In the event a Product is sold as part of a Combination Product, the Net Sales of the Product, for the purposes of determining royalty payments, shall be determined by multiplying the Net Sales of the Combination Product (as defined above in this Section 1.15) by the fraction, A/(A+B) where A is the average sale price of the Product when sold separately in finished form and B is the average sale price of the other product(s) sold separately in finished form. In the event that the average sale price of both the Product and the other product(s) in the Combination Product cannot be determined, the Net Sales of the Product shall be deemed to be equal to fifty percent (50%) of the Net Sales of the Combination Product. The Net Sales price for a Combination Product shall be calculated once each calendar year and such price shall be used during all applicable royalty reporting periods for the entire calendar year. When determining the average sale price of a Product or product(s), the average sale price shall be calculated using data

CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 406 UNDER THE SECURITIES ACT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.

arising from the twelve (12) months preceding the calculation of the Net Sales price for the Combination Product. As used above, the term "Combination Product" means any pharmaceutical product which comprises the Product and other active compounds and/or ingredients determined in accordance with the method of accounting normally employed by Albany in computing cost of goods.

     Section 1.16 "Party" means Lilly or Albany; "Parties" means Lilly and
Albany.

     Section 1.17 "Patent Right(s)" means a patent or patent application, including provisional applications, Patent Cooperation Treaty (PCT) patent applications, and all divisions, continuations, continuations-in-part, reissues, reexaminations, extensions, Supplementary Protection Certificates, and any similar intellectual property rights, and all counterparts thereof in any country.

     Section 1.18 "Product" means a composition which has been packaged and labeled and is ready for administration for human or animal therapy comprising a compound discovered or developed by Albany using the Lilly Licensed Technology or Program Technology. Product does not include any compound contained in the Lilly Combinatorial Library or any Lilly Scaffold.

     Section 1.19 "Program" means the research program to re-synthesize the Lilly Combinatorial Library as it exists on the Effective Date, (***) which is to be undertaken by Albany and is funded by Lilly pursuant to this Agreement.

     Section 1.20 "Program Know-How" means all information, data or materials discovered or developed in the course of the Program (whether or not patentable) by Albany or jointly by Albany and Lilly, including without limitation: instructions; processes; formulae; assays; biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, clinical, safety, manufacturing and quality control data, information and materials.

     Section 1.21 "Program Patent Rights" means Patent Rights covering Program Know-How.

     Section 1.22 "Program Technology" means Program Know-How and Program Patent Rights.

CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 406 UNDER THE SECURITIES ACT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.

     Section 1.23 "SAR Projects" means a synthesis project in which the objective is to optimize the activity of a known lead compound using either combinatorial technology or traditional medicinal chemistry.

     Section 1.24 "Third Party" means any person or organization, incorporated or unincorporated, other than Albany and Lilly and their respective Affiliates.


                                   ARTICLE II
                                   ----------

                       Exclusive Arrangement/Restrictions
                       ----------------------------------

     Section 2.1 Exclusivity. During the term of the Program, Albany agrees that
                 -----------
it shall not participate, either directly or in collaboration with any Third Party in any research relating to Combinatorial Chemistry except pursuant to the terms of this Agreement, without first securing the written approval of Lilly.

     Section 2.2 Non-Use of Technology. During the term of the Program, Albany
                 ---------------------
shall not (a) utilize the Lilly Licensed Technology or the Program Technology in any collaboration with a Third Party unless agreed to by Lilly in writing; or
(b) utilize the Lilly Licensed Technology or the Program Technology to generate any Combinatorial Library for internal use or to be offered to Third Parties for use.

     Section 2.3 Utilization of Technology. After the expiration or termination
                 -------------------------
of the Program and for a period of *** (***) years thereafter, Albany may only utilize the Lilly Licensed Technology and the Program Technology for its internal research programs or in collaboration with Third Parties subject to the provisions of this Agreement. Thereafter, Albany may utilize the Lilly Licensed Technology and the Program Technology without obligation to Lilly, subject to the obligations of Article VIII.

     Section 2.4 Third Party Agreements. Albany shall notify Lilly in the event
                 ----------------------
that Albany desires to enter into negotiations with a Third Party on an agreement relating to a collaboration which would utilize Lilly Licensed Technology or Program Technology (a "Third Party Collaboration"). Lilly shall have the right to veto any *** (***) of such proposed Third Party Collaborations if such proposed collaborations are within a Lilly Strategic Focus Area. Following the last of such *** (***) vetoes by Lilly, Albany may enter into any Third Party

CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 406 UNDER THE SECURITIES ACT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.

Collaboration subject to the other terms of this Agreement. If such proposed Third Party Collaboration is outside the Lilly Strategic Focus Area, Albany may enter into such proposed Third Party Collaboration subject to the other terms of this Agreement.

     Section 2.5   Other Collaboration.  During the term of the Program, and in
                   -------------------
the event that Albany desires to enter into a collaboration or other arrangement with a Third Party in the area of Combinatorial Technology research that would not utilize Lilly Licensed Technology or Program Technology, Albany shall inform the Program Chairs. The Program Chairs may approve or disapprove such proposed collaboration or other arrangement. In the event the Program Chairs disapprove, Albany shall not enter into such collaboration or other arrangement. In the event that the Program Chairs are unable to agree, such question shall be referred to the Executive Director of Lilly's Research Technologies for resolution. If such a collaboration or other arrangement is approved, any such collaboration or other arrangement conducted at Albany facilities shall be conducted in facilities that are separate from those facilities used to conduct the Program.

     Section 2.6   Security.  Albany shall use its best efforts to protect and
                   --------
to keep confidential the Lilly Licensed Technology and Program Technology. Other than provided in this Agreement, only those Albany employees working directly on the Program shall have access to the Lilly Licensed Technology and/or Program Technology and only those Albany employees working directly on the Program, as well as management, security, maintenance personnel, and other personnel that are approved by both Program Chairs shall have access to the facilities in which the Program is being conducted.

                                  ARTICLE III
                                  -----------

                                    Program
                                    -------

     Section 3.1   Goals and Objectives.  Albany agrees to re-synthesize the
                   --------------------
Lilly Combinatorial Library under the terms and conditions of this Agreement. Promptly upon execution of this Agreement, and from time to time during the term of the Program as described in Article IV, Lilly will commence a training program of representatives of the FTE's to be assigned by Albany to the Program. Re-synthesis of the Lilly Combinatorial Library shall be completed when Albany *** the Lilly

CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 406 UNDER THE SECURITIES ACT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.

Combinatorial Library meeting the qualitative standards set forth in accordance with Section 3.10, and the Lilly Combinatorial Library has been delivered to Lilly pursuant to Section 3.11.

     Section 3.2   Program Managers.  The Parties shall each designate one (1)
                   ----------------
Program Manager. The Program Managers shall have the responsibility for the day-to-day management of activities of the Parties under the Program. Each Party shall make its initial designation of its representation not later than thirty
(30) days after execution of this Agreement.

     Section 3.3   Program Chairs.  Each Party shall designate one (1)
                   --------------
representative as a Program Chair. The initial Program Chair of Lilly shall be ***, and the initial Program Chair of Albany shall be Thomas E. D'Ambra, Ph.D. The Program Chairs shall meet no less frequently than once each calendar quarter, and shall meet at such other times as deemed appropriate by the Program Chairs. Each Party may change its Program Chair at any time upon written notice to the other Party. The location of the Program Chairs' meetings shall alternate between New York and North Carolina, or as otherwise mutually agreed. The Program Chairs may conduct meetings by telephone or video-conference. If a Program Chair of a Party is unable to attend a meeting, such Party may designate an alternate to attend such meeting in place of the missing Program Chair. The Program Chairs shall be responsible for coordinating and reviewing the activities of the Parties under the Program. The Program Chairs shall be informed of the specific individuals who will work on the Program. The Program Chairs shall also attempt to settle any disputes that may arise between the Parties. The unanimous vote of the Program Chairs shall be required to take any action. The Program Chairs shall refer any issue that it is unable to resolve to the Executive Director of Lilly's Research Technologies for resolution.

     Section 3.4   Albany's Commitment to the Program.  Albany shall commit ***
                   ----------------------------------
(***) FTEs to work on the Program. The ratio of Ph.D. to non-Ph.D. FTEs committed to the Program by Albany shall be ***. The number of FTEs working on the Program may be increased at the request of Lilly for additional compensation which shall equal the pro-rata equivalent of the compensation provided in
Section 6.1.2 and which amount shall be adjusted by the CPI in accordance with
Section 6.1.2.

     Section 3.5   Diligence.  Albany shall use reasonable efforts in pursuing
                   ---------
and conducting research under the Program. Albany shall use reasonable efforts to carry out all work done in connection with the Program in compliance with any federal, state or local laws, regulations and guidelines governing the conduct of such work.

     Section 3.6   Reports.  Within thirty (30) days of the end of each six (6)
                   -------
month period during the term of the Agreement, Albany shall provide Lilly with a written summary of Albany's Program activities, the results thereof, and any material issue presented during the conduct of such Program activities during such six (6) month period. The reports shall contain a description on the size, characteristics, and quality of the Lilly Combinatorial Library, and any Program Technology developed in such period.

     Section 3.7   Safety and Environmental.  In carrying out its
                   ------------------------
responsibilities under this Agreement, Albany agrees to assure that the services are conducted in compliance with any applicable Lilly protocols and/or specifications of which Albany is reasonably advised in a timely manner and in compliance with all applicable laws, rules, and regulations, including, but not limited to, the U.S. Food, Drug, and Cosmetic Act and the regulations promulgated pursuant thereto. Also included is compliance with all relevant environmental regulations in force at the U.S. federal, state, and local levels.

     Section 3.8   Work Standards.  Albany represents and warrants that it will
                   --------------
render the services hereunder in accordance with prevailing high professional standards and will make all reasonable efforts to produce consistently high levels of accuracy and expertise and to meet timetables set forth under this Agreement for completion of services. Albany further represents and warrants that personnel assigned to perform services under this Agreement shall have the skills necessary to efficiently perform such services and shall produce chemicals, data, and/or reports, as the case may be, in a form and of a quality suitable to Lilly, provided that the re-synthesized Lilly Combinatorial Library provided by Albany hereunder shall meet the standards set pursuant to Section 3.10.

     Section 3.9   Delay Notification.  Albany will endeavor with all reasonable
                   ------------------
effort to conform to its obligations identified herein. Although no anticipated delays or limits in performing any activities under the Program are expected, if such delays or limits are encountered, Albany will notify Lilly accordingly. Lilly agrees to accommodate any reasonable change in timetables as a result of such delays, provided the activities under the Program have been proceeding to Lilly's satisfaction.

CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 406 UNDER THE SECURITIES ACT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.

     Section 3.10  Library Standards.  Promptly after the Effective Date, the
                   -----------------
Lilly Program Manager will work with the Albany Program Manager to develop analytical quality standards from the Lilly Combinatorial Library to be synthesized pursuant to this Agreement. Such standards shall be reviewed by the Program Chairs and approved by Lilly. Once established, such analytical quality standards shall be annexed to this Agreement as Exhibit B.

     Section 3.11  Delivery.  Albany shall deliver the re-synthesized Lilly
                   --------
Combinatorial Library, or portions thereof, to Lilly's Sphinx facility in Durham, North Carolina upon completion as agreed by the Program Chairs. Shipment of the Lilly Combinatorial Library or portions thereof shall be made in accordance with both Department of Transportation and Lilly standard procedures. Lilly shall disclose its standards to Albany prior to the shipment of the Lilly Combinatorial Library or any portion thereof to Lilly.


                                  ARTICLE IV
                                  ----------

                                  Disclosure
                                  ----------

     Section 4.1   Disclosure of Lilly Licensed Technology.  Promptly after the
                   ---------------------------------------
Effective Date, Lilly will commence a training program of representatives of the FTE's assigned by Albany to the Program. Under such training program, Lilly shall disclose the Lilly Licensed Technology to Albany. Such representatives shall be responsible for disclosing the Lilly Licensed Technology to the other Albany FTEs that will work on the Program. Lilly shall only be required to disclose the Lilly Licensed Technology to Albany that Lilly deems necessary or useful for Albany to fulfill its obligations under this Agreement, such disclosure being in a manner to enable the assigned Albany FTE's to perform
***. Such disclosure may include electronic or written materials provided by Lilly.

     Section 4.2   Chemical Materials and Information.  Lilly will provide
                   ----------------------------------
Albany with the structure of the compounds contained in the Lilly Combinatorial Library as well as the structure of the Lilly Scaffolds. Lilly may, at its option, provide to Albany sufficient amounts of the Lilly

CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 406 UNDER THE SECURITIES ACT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.

Scaffolds necessary for Albany to resynthesize the Lilly Combinatorial Library. Albany shall not permit any Third Party to observe or have access to any compound in the Lilly Combinatorial Library, any Lilly Scaffold, or any information regarding the structures of any such compounds or Lilly Scaffolds.

     Section 4.3   Hardware.  Lilly shall disclose to Albany ***
                   --------
used by Lilly in the synthesis, purification and analysis of the Lilly Combinatorial Library, including preferred suppliers of such hardware that are used by Lilly. Albany may purchase such equipment from Lilly, if available, or the preferred suppliers from which Lilly purchased such equipment. If Albany purchases such equipment from Lilly, such purchase shall be at ***, and Albany shall pay Lilly for the equipment within fifteen (15) days of receipt of an invoice from Lilly for such equipment.

     Section 4.4   Further Disclosure.  The Parties shall designate individuals
                   ------------------
to participate in informal meetings or to make informal visits as often as once per month, or as otherwise agreed to by the Parties (the time and place of each such meeting or visit to be determined by mutual Agreement of the Parties). Albany shall allow reasonable access to their facilities by Lilly representatives to observe work done and to be conducted under the Program during normal business hours on reasonable advance notice. Each Party shall be responsible for all of its expenses in connection with such visits.

     Section 4.5   Site visits by Lilly.  During the term of the Program, and at
                   --------------------
the request of Albany, Lilly shall dispatch at least one (1) qualified Lilly representative to Albany for a period of up to *** (***) working days, to provide technical assistance in connection with the synthesis of the Lilly Combinatorial Library. Such Lilly representative granted access to Albany's facility shall be bound by the reasonable rules and regulations of Albany and may be prohibited from or have limited access to certain areas within Albany's facility. Lilly shall be solely responsible for all expenses incurred by such Lilly representative in connection with such visit.

CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 406 UNDER THE SECURITIES ACT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.

                                   ARTICLE V
                                   ---------

                                Grant of Rights
                                ---------------


     Section 5.1 License to Albany.
                 -----------------

          5.1.1. Subject to the terms and conditions of this Agreement, Lilly hereby grants to Albany during the term of the Program a non-exclusive license, without the right to grant sublicenses, under Lilly Licensed Technology and Lilly's interest in the Program Technology to re-synthesize the Lilly Combinatorial Library in accordance with this Agreement.

          5.1.2. Subject to the terms and conditions of this Agreement, Lilly hereby grants to Albany after the term of the Program a non-exclusive license, with the right to grant sublicenses, under Lilly Licensed Technology and Lilly's interest in the Program Technology for any purpose.

          5.1.3. All licenses granted by Lilly to Albany under this Agreement specifically exclude any right or license to make, use, or sell Lilly Scaffolds or the Lilly Combinatorial Library, in whole or in part.

     Section 5.2 License to Lilly. Subject to the terms and conditions of this
                 ----------------
Agreement, Albany hereby grants to Lilly, and its Affiliates, a royalty free, non-exclusive worldwide license, with the right to grant sublicenses, under Albany's interest in the Program Technology to utilize the Program Technology for any purpose.

     Section 5.3 Lilly Options.
                 -------------

          5.3.1. During the term of the Program and for a period of *** (***) years after the termination or expiration of the Program, Lilly shall have the option to have Albany perform additional Combinatorial Chemistry synthesis projects ("Additional Projects"). In the event Lilly desires to exercise such an option, Lilly shall notify Albany in writing and the Parties shall promptly negotiate an agreement covering each such Additional Project, which agreement shall contain terms that are substantially similar to this Agreement. Such agreements shall provide that there shall be *** for each such Additional Project, and that the FTE Rate for each such Additional Project to be paid by Lilly under such agreements shall be *** per Albany FTE devoted to such Additional Project. Such FTE Rate will be adjusted according to the CPI-U in 1999.

CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 406 UNDER THE SECURITIES ACT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.

          5.3.2. During the term of the Program and for a period of *** (***) years after the termination or expiration of the Program, Lilly shall have the option to have Albany perform SAR Projects. In the event Lilly desires to exercise such an option, Lilly shall notify Albany in writing and the Parties shall promptly negotiate an agreement covering each such SAR Project, which agreement shall contain terms that are substantially similar to this Agreement. Such agreements shall also provide that there shall be *** for each such SAR Project, and that the FTE Rate to be paid by Lilly for each SAR Project shall be an average of *** per Albany FTE devoted to such SAR Project (***). Such FTE Rate shall be determined on an SAR Project-by-SAR Project basis and adjusted in accordance with the Ph.D. to non-Ph.D. committed to each such SAR Project. Such FTE Rate will be adjusted according to the CPI-U in 1999.


                                   ARTICLE VI
                                   ------- --


                                    Payments
                                    --------


     Section 6.1 Payments to Albany.
                 ------------------

          6.1.1. As partial consideration for Albany's performance of its obligations hereunder, Lilly shall pay to Albany ***, which amount shall be used by Albany for expenses incurred under the Program including but not limited to:
***. Such payment shall be made by Lilly within thirty (30) days after the Effective Date.

          6.1.2. As partial consideration for Albany's performance of its obligations hereunder, Lilly hereby agrees to pay to Albany as described in
Section 6.1.3, and per FTE committed to the Program of *** (the "FTE Rate") commencing on January 1, 1998 and continuing each quarter thereafter until the expiration or termination of the Program. On January 1, 1999 and each January 1 thereafter

CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 406 UNDER THE SECURITIES ACT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION, THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.

during the term of the Program, the FTE Rate shall be adjusted by an amount equal to the percentage change, if any, in the CPI-U.

          6.1.3. During the term of the Program, Albany shall submit to Lilly signed invoices identifying the number of FTE's, and the monthly equivalent of time incurred, at the completion of each quarter's efforts. Such invoices shall be paid by Lilly within thirty (30) days of receipt and shall be in the form of a Lilly check or wire transfer to the following account of Albany Molecular Research, Inc.; ***; ABA # ***; Account Number ***. Lilly shall have the right to have Albany's independent certified accountants, which accountants shall be reasonably acceptable to Lilly, audit financial records of Albany pertaining to this Agreement not more than once a calendar year.

          6.1.4. The Parties acknowledge that payments made by Lilly pursuant to this Article are for contract research and development expenses, and agree that any and all tax credits or deductions for such contract research and development expenses arising from such payments shall be claimed by Lilly.

     Section 6.2 Payments to Lilly.
                 -------- -- -----

          6.2.1.  Cash Compensation Received by Albany. As partial consideration
                  ---- ------------ -------- ---------
for Lilly's performance of its obligations hereunder, Albany hereby agrees to pay to Lilly, all Cash Compensation Albany shall receive under any agreement entered into with a Third Party, for the use of Lilly Licensed Technology or the Program Technology within *** (***) years of expiration or termination of this Program as follows: ***. Albany FTE rate charges to any Third Party on any such projects shall not exceed ***. In the event that Albany enters into such an Agreement that does not provide for Cash Compensation, Albany shall pay Lilly *** percent (***%) of the gross revenues received by Albany under such Agreement up to a total of ***. Such Cash Compensation payments to Lilly shall be paid within thirty (30) days after receipt of such Cash Compensation by Albany.

          6.2.2.  Royalty. In addition to the foregoing, with respect to each
                  -------
calendar quarter, Albany shall pay to Lilly a running royalty equal to *** percent (***%) of Net Sales of any

CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 406 UNDER THE SECURITIES ACT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.

Products comprising a compound discovered or developed by Albany using Lilly Licensed Technology or Program Technology that are sold by Albany and/or its Affiliates or its sublicensees of such Product.

          6.2.3.  Length of Royalty Payments. The royalties payable to Lilly
                  ------ -- ----------------
under Section 6.2.2 of this Agreement shall be paid on a country-by-country basis from the date of first commercial sale of each such Product in a particular country until *** (***) years thereafter.

          6.2.4.  Royalty Reports. Albany shall deliver to Lilly within ninety
                  ---------------
(90) days after the end of each calendar quarter a written accounting of Albany's and its Affiliates sales and other consideration received subject to royalty payment due to Lilly for such quarter. Such reports shall contain (i) the Net Sales by Product and royalty due on a country-by-country basis for the quarter reporting period, and (ii) a worldwide sales forecast for the subsequent five quarters following the current royalty reporting quarter. When Albany delivers the accounting to Lilly, Albany shall also deliver all royalty payments due to Lilly for the calendar quarter. Such royalty reports shall be sent to Eli Lilly and Company, Attention: *** or other address that may be designated by Lilly.

          6.2.5.  Wire Transfer of Funds. All payments made by Albany to Lilly
                  ---- -------- -- -----
under this Article VI shall be made by Federal Reserve electronic wire transfer credit in immediately available funds to Lilly's designated bank account.

          6.2.6.  Audits. Albany and its Affiliate's shall keep, and cause any
                  ------
sublicensee to keep, accurate records in sufficient detail to enable the amounts due to Lilly to be determined. Within the term of this Agreement and within one
(1) year after its termination, Lilly shall not more than once each year have the right at its expense to have independent certified public accountants, selected by Lilly and reasonably acceptable to Albany, inspect Albany's, and its Affiliate's, records for any of the two (2) preceding years for the purpose of determining the accuracy of royalty payments. The independent certified accountants shall keep confidential any information obtained during such inspection and shall reported to Lilly only the amounts of royalties due and payable. If Albany has underpaid a royalty amount due under this Agreement by more than *** percent (***%), Albany shall promptly pay the appropriate amount to Lilly and shall also reimburse Lilly for the cost of such audit.

CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 406 UNDER THE SECURITIES ACT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.

          6.2.7.  Exchange Rates. All payments to be made by Albany to Lilly
                  --------------
under this Agreement shall be made in United States dollars. In the case of sales outside the United States, the rate of exchange to be used in computing the amount of currency equivalent in United States dollars due Lilly shall be made using Albany's then current standard exchange rate methodology, which methodology shall be in conformity with generally accepted accounting principles and approved and reviewed by Albany's independent certified public accountants.

          6.2.8. Late Payments. Any amounts not paid by either Party when due
                 -------------
under this Agreement shall be subject to interest from and including the date payment is due through and including the date upon which the non-paying Party has collected immediately available funds in an account designated by such non-paying Party at a rate equal to the sum of *** percent (***%) plus the prime rate of interest quoted in the "Money Rates" section of The Wall Street Journal, calculated daily on the basis of a 360-day year, or similar agreed upon reputable data source.

     Section 6.3 Taxes. All taxes which Lilly is required to pay with respect to
                 -----
the payments made under this Agreement shall be paid by Lilly. If laws or regulations require withholding taxes, the taxes will be deducted prior to remittance of the payments to Lilly and will be paid by Albany to the appropriate government tax authority. Proof of payment shall then be provided to Lilly either within ninety (90) days after each payment or once each year for the prior calendar year within ninety (90) days after December 31.

     Section 6.4 Reports. Albany shall provide Lilly with semi-annual reports
                 -------
starting one (1) year after the termination or expiration of the Program relating to compounds discovered or developed by Albany, its Affiliates or its sublicensees using the Lilly Licensed Technology or the Program Technology. Such reports shall also include a summary of results of any research conducted pursuant to any agreement with a Third Party entered into by Albany pursuant to
Section 2.4, but only to the extent that such reports are not in breach of any obligation of confidentiality to such Third Party.

CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 406 UNDER THE SECURITIES ACT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.

                                  ARTICLE VII
                                  ------- ---

           Patent Ownership, Protection, Validity And Related Matters
           ----------------------------------------------------------


     Section 7.1 Ownership. Albany shall own all inventions within the scope of
                 ---------
the Program made solely by its employees. All inventions made jointly by employees of Lilly and employees of Albany shall be owned jointly by Albany and Lilly. Lilly shall own all inventions within the scope of the Program made solely by its employees.

     Section 7.2 Patentable Inventions. The Parties hereby agree that all
                 ---------------------
Program Know-How shall be ***. If a patentable invention is conceived in the course of the Program, Lilly and Albany shall discuss that invention and the desirability of filing a United States patent application covering the invention, as well as any foreign counterparts. Lilly shall make the final decision on whether a patent application should be filed on such invention. In the event Lilly determines that a patent application should be filed on such invention, Albany shall file and prosecute the application. If an invention is made jointly pursuant to 35 U.S.C. (S)116, Lilly shall make the decision on whether a patent application covering such joint invention should be filed. In the event Lilly determines that a patent application should be filed on such joint invention, Lilly shall file and prosecute the application. All patent applications and patents covering any invention made under the Program shall be owned by the Parties or Party, as the case may be, that own(s) said invention.

     Section 7.3 Review and Comment. Each Party shall provide the Program Chairs
                 ------------------
with a copy of any patent application which first discloses any specific Program Know-How prior to filing the first of such applications in any jurisdiction for review and comment by the Program Chairs or its designees. The Program Chairs and/or its designees shall maintain any such patent application in confidence, pursuant to Article VIII.

     Section 7.4 Retention of Rights. Each Party shall continue to own and
                 -------------------
retain proprietary rights to its Know-How and Patent Rights which are licensed or disclosed under this Agreement except as specifically provided herein.

     Section 7.5 Prosecution and Maintenance. Each Party agrees to prosecute and
                 ---------------------------
maintain the Program Patent Rights owned by it, and to prosecute any interference or opposition proceedings with respect to such Program Patent Rights. Patent Rights jointly owned by the Parties shall be prosecuted and maintained, including the prosecution of any interference or opposition proceedings with respect thereto, by Lilly. The Party initially responsible for such prosecution and maintenance (the "Initial Responsible Party") shall give notice to the other Party of any decision to cease such prosecution and maintenance and, in such case, shall permit the other Party at its sole discretion to continue prosecution or maintenance. If the other Party elects to continue prosecution or maintenance, the Initial Responsible Party shall execute such documents and perform such acts as may be reasonably necessary for the other Party to continue prosecution or maintenance.

     Section 7.6 Third Party Infringement. Albany and Lilly each agrees to take
                 ------------------------
reasonable actions to protect the Program Patent Rights from infringement and to protect the Program Know-How from unauthorized use, when, from its own knowledge or upon notice by the other Party, the Party with knowledge or receiving notice becomes aware of the reasonable probability that such infringement or unauthorized use exists.

     Section 7.7 Costs and Expenses. Each Party shall bear its own costs and
                 ------------------
expenses in filing, prosecuting, maintaining and extending Program Patent
Rights.

     Section 7.8 Third Party Infringement. If any Program Patent Right is
                 ------------------------
infringed by a Third Party, the Party to this Agreement first having knowledge of such infringement shall promptly notify the other in writing, which notice shall set forth the facts of such infringement in reasonable detail. Albany shall have the primary right, but not the obligation, to institute, prosecute, and control any action or proceeding with respect to such infringement of its Program Patent Rights, by counsel of its own choice, and Lilly shall have the right, at its own expense, to be represented in such action by counsel of its own choice. Lilly shall have the primary right, but not the obligation, to institute, prosecute, and control any action or proceeding with respect to such infringement of the jointly owned Program Patent Rights, by counsel of its own choice, and Albany shall have the right, at its own expense, to be represented in such action by counsel of its own choice. If the Party having the primary right to institute, prosecute, and control any action or proceeding with respect to such infringement of a Program Patent Rights (the "Initial Controlling Party") shall fail to bring such action or proceeding within a period of one hundred twenty (120) days after receiving written notice from the other Party or otherwise having knowledge of such

CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 406 UNDER THE SECURITIES ACT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.

infringement, the other Party shall have the right to bring and control any such action by counsel of it's own choice, and the Initial Controlling Party shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. If one Party brings any such action or proceeding, the other Party agrees, if necessary, to be joined as a party plaintiff and to give the first Party reasonable assistance and authority to file and to prosecute such suit. The costs and expenses of all suits brought by either Party under this Section 7.8 shall be reimbursed on a pro-rata basis to both parties out of any damages or other monetary awards recovered therein in favor of Albany and/or Lilly. Any remaining damages shall then belong to the Party bringing and prosecuting such action or proceeding. No settlement or consent judgment or other voluntary final disposition of a suit under this Section 7.8 may be entered into without the joint consent of Albany and Lilly (which consent shall not be withheld unreasonably).


                                  ARTICLE VIII
                                  ------------

                                Confidentiality
                                ---------------


     Section 8.1 Confidentiality. During the term of this Agreement and for a
                 ---------------
period of *** (***) years thereafter, each Party agrees, for itself, its employees, agents, consultants, assignees, Affiliates, sublicensees and clinical investigators that it and each such person or entity will maintain in confidence all Confidential Information disclosed in connection with this Agreement and shall obtain written confidentiality agreements from each such person or entity. Neither Party nor its employees, agents, consultants, assignees, Affiliates, sublicensees and clinical investigators shall use or disclose such Confidential Information except as permitted under this Agreement. Each Party shall promptly notify the other upon discovery of any unauthorized use or disclosure of the Confidential Information. Confidential Information shall not include any information which:

          a) the recipient can demonstrate to the reasonable satisfaction of the disclosing Party was already known to the recipient, other than under an obligation of confidentiality, at the time of disclosure;

          b) was generally available to the public or otherwise part of the public domain at the time of its disclosure;

          c) becomes generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the recipient;

          d) was disclosed to the recipient, other than under an obligation of confidentiality, by a Third Party who had no obligation not to disclose such information to others; or

          e) the recipient can demonstrate by contemporaneous written documentation to the reasonable satisfaction of the disclosing Party as independently developed by the recipient without reference to the disclosure.

     Section 8.2 Employee Obligations. Albany and Lilly each agree that it shall
                 --------------------
provide Know-How and other Confidential Information received from the other Party only to its employees, consultants and advisors who have a need to know and have an obligation to treat such information and materials as confidential. On an annual basis, Albany agrees to explicitly counsel its consultants and advisors of the implications arising from such obligations.

     Section 8.3 Material Breach. Albany acknowledges that Lilly's Confidential
                 ---------------
Information, including the Lilly Licensed Technology, is of a special and unique character which gives it peculiar value and that consequently any wrongful use or disclosure of such Confidential Information will cause injury not readily measurable in monetary damages, and therefore irreparable. Such wrongful use or disclosure of such Confidential Information shall constitute a breach of this Agreement and Lilly shall have the right to terminate this Agreement in accordance with Article IX and all licenses granted to Albany under Section 5.1 shall automatically terminate upon such termination by Lilly.

     Section 8.4 Authorized Disclosure. Each Party may disclose the Confidential
                 ---------------------
Information to the extent such disclosure is reasonably necessary in filing or prosecuting patent applications as provided hereunder, prosecuting or defending litigation or complying with applicable governmental regulations, including those requiring promulgation of periodic reports to shareholders, provided that if such Party is required to make any such disclosure of the Confidential Information it shall, give reasonable advance notice to the other Party of such disclosure requirement and, except to the extent inappropriate in the case of patent applications, use diligent efforts to secure confidential treatment of such information required to be disclosed.

CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 406 UNDER THE SECURITIES ACT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.

In addition, each Party may disclose such Confidential Information to its Affiliates and sublicensees. In connection with any such disclosure each Party shall use diligent efforts to secure confidential treatment of such information and each Party shall be responsible for any prohibited disclosure by any such person or entity. Any copy of this Agreement to be filed with the Securities and Exchange Commission or any other governmental body shall be redacted to the satisfaction of both Parties prior to such filing.

     Section 8.5 Press Releases and Third Party Communications. After execution
                 ---------------------------------------------
hereof and during the term of this Agreement, neither Party shall issue a press release relating to this Agreement without first obtaining the approval of the other, such approval not to be unreasonably withheld. The Parties will jointly develop a strategy for responding to Third Party inquiries related to this Agreement. During the term of this Agreement, neither Party shall approve or make any confidential or non-confidential disclosures of the Lilly Licensed Technology, Program Technology or any other Confidential Information to any Third Party without first securing the written approval of the other Party, which approval shall not be unreasonably withheld. Should the two (2) Parties not be in mutual agreement, the Lilly shall make the final determination.

     Section 8.6 Publications. Albany shall not publish or otherwise
                 ------------
disclose any Lilly Licensed Technology or Program Technology without Lilly's written permission.

                                   ARTICLE IX
                                   ----------

          Term, Termination Rights, And Obligations Upon Termination
          ----------------------------------------------------------

     Section 9.1 Term. The term of this Agreement shall begin on the Effective
                 ----
Date and continue until the completion by Albany of the re-synthesis of the Lilly Combinatorial Library. The Parties agree that the goal for completion of the resynthesis of the Lilly Combinatorial Library shall be *** (***) years from the Effective Date. In the event that Albany has not delivered the re-synthesized Lilly Combinatorial Library to Lilly within *** (***) years of the Effective Date, Lilly may, at its option, terminate this Agreement. If Lilly does not terminate the Agreement at such time, this Agreement shall continue under the same terms and conditions specified herein.

CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 406 UNDER THE SECURITIES ACT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.

     Section 9.2 Permissive Early Termination. Lilly may terminate this
                 ----------------------------
Agreement upon *** (***) months advanced written notice. In the event of termination pursuant to the is Section 9.2, Lilly shall have the right to apply *** percent (***%) of the payments to be made to Albany pursuant to Sections 6.1.2 and 6.1.3 for work conducted during the *** (***) month period after receipt of such written notice by Albany under this Section 9.2 to fund:
(a) an existing Additional Project or SAR Project or (b) an Additional Project or SA Project to be agreed upon by the Parties after the date of such written notification to Albany under this Section 9.2.

     Section 9.3 Termination for Breach. If either Party shall be in default of
                 ----------------------
any of its obligations under this Agreement and shall fail to remedy such default within sixty (60) days after receipt of written notice of such default, this Agreement shall terminate at the end of such sixty (60) day period.

     Section 9.4 Effect of Termination or Expiration. Termination or expiration
                 -----------------------------------
of this Agreement shall not affect the rights and obligations of the Parties ac-rued prior to termination or expiration, including the obligations of confidentiality under Article VIII, provided however, that in case of a termination for breach pursuant to Section 9.3 the licenses and options granted under Article V shall: (i) continue for the non-breaching Party and (b) terminate for the to the breaching Party.


                                   ARTICLE X
                                   ---------

                            Miscellaneous Provisions
                            ------------------------


     Section 10.1 Representation of Authority. Albany and Lilly each represents
                  ---------------------------
and warrants to the other that as of the Effective Date it has full right, power and authority to enter into this Agreement.

     Section 10.2 Employee Obligations. Each Party represents and warrants that
                  --------------------
all of its employees, officers, and consultants have executed agreements or have existing obligations under law requiring, in the case of employees and officers, assignment to such Party of all inventions made during the course of and as the result of their association with such Party and obligating the individual to maintain as confidential such Party's confidential information as well as confidential information of a Third Party which such Party may receive, to the extent required to support such Party's obligations under this Agreement.

     Section 10.3 Further Assurances. Each Party hereto agrees to execute,
                  ------------------
acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

     Section 10.4 Disclosure of Agreement. Except as required by law, neither
                  -----------------------
Albany nor Lilly shall release any information to any Third Party with respect to the existence and terms of this Agreement without the prior written consent of the other. This prohibition includes, but is not limited, to any press releases, educational and scientific conferences, promotional materials, governmental filings, and discussions with public officials and the media.

     Section 10.5 No Agency. It is understood and agreed that nothing in this
                  ---------
Agreement shall be construed as authorization for either Albany or Lilly to act as agent for the other. Lilly shall not incur any liability for any act or failure to act by employees of Albany. Albany shall not incur any liability for any act or failure to act by employees of Lilly.

     Section 10.6 Force Majeure. The Parties to the Agreement shall be excused
                  -------------
from the performance of their obligations under this Agreement if such performance is prevented by Force Majeure and the nonperforming Party promptly provides notice of the prevention to the other Parties. Such excuse shall be continued so long as the condition constituting Force Majeure continues and the nonperforming Party takes reasonable efforts to remove the condition. For purposes of this Agreement, Force Majeure shall include conditions beyond the control of the Parties, including without limitation, an act of God, voluntary or involuntary compliance with any regulation, law or order of any government, war, civil commotion, epidemic, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, storm or like catastrophe.

     Section 10.7 Amendment. This Agreement may not be amended, supplemented, or
                  ---------
otherwise modified except by an instrument in writing signed by the Parties.

     Section 10.8 Notices and Reports. All notices required by this Agreement
                  -------------------
shall be in writing. All notices and reports shall be deemed given if delivered personally or by registered or certified mail, return receipt requested and postage prepaid or sent by express courier service, to the Parties at the following addresses or such other addresses as may be designated in writing by the respective Parties:


     To Lilly:     Eli Lilly and Company/Sphinx Pharmaceutical
                   4615 University Drive
                   Durham, NC 27707
                   Attn: Vice President of Research-Sphinx
                   Copy to: General Counsel


     To Albany:    Albany Molecular Research, Inc.
                   Corporate Circle
                   Albany, NY 12203-5154
                   Attn: Executive Vice President and Chief Financial Officer

       Section 10.9 Governing Law. This Agreement shall be governed by, and
                    -------------
construed in accordance with, the laws of the State of Indiana, excluding any choice of law rules which may direct the application of the law of any other jurisdiction. Questions effecting the construction and effect of any Program Patent Rights shall be determined by the laws of the country in which the Program Patent Right has been applied for and granted.

       Section 10.10 Assignment. The Parties may not assign their rights and
                     ----------
obligations under this agreement without the prior written consent of the others, except in connection with any merger, reorganization or sale of all or substantially all of its assets to which this Agreement relates. This Agreement shall be binding upon and shall inure to the benefit of the successors and permitted assigns of the Parties.

       Section 10.11 Headings. The captions or headings of the Sections or other
                     --------
subdivisions hereof are inserted only as a matter of convenience or for reference and shall have no effect on the meaning of the provisions hereof.

       Section 10.12 Severance of Clauses. Should any provision of this
                     --------------------
Agreement be determined by a court of competent jurisdiction to violate or contravene any applicable law or policy, such provision will be severed or modified by the court to the extent necessary to comply with the applicable law or policy, and such modified provision and the remainder of the provisions hereof will continue in full force and effect.

     Section 10.13 No Waiver.  The waiver of a breach hereunder may be effected
                   ---------
only by a writing signed by the waiving Party and shall not constitute a waiver of any other breach.

     Section 10.14 Entire Agreement.  The Agreement constitutes the entire
                   ----------------
Agreement of the Parties relating to the subject matter.

     Section 10.15 Counterparts.  The Agreement has been executed in two (2)
                   ------------
counterparts, both of which shall constitute an original, but which together shall constitute the same instrument.

     Section 10.16 Surviving Rights.  Termination, expiration, or cancellation
                   ----------------
of this Agreement by any Party shall not relieve the Parties of any rights or obligations accrued hereunder prior to such termination, expiration, or cancellation.

     IN WITNESS WHEREOF, each of the Parties hereto, through their duly-authorized representative, has executed this Agreement on the day and year first above written.


ELI LILLY AND COMPANY                   ALBANY MOLECULAR RESEARCH, INC.


By: /s/ August M. Watanabe              By: /s/ Thomas D'Ambra, Ph.D.
   ---------------------------             ------------------------------
        August M. Watanabe              Name: Thomas E. D'Ambra, Ph.D.
        Executive Vice President              ---------------------------
                                        Title: President
                                              ---------------------------

Date:  December 15, 1997                Date:  December 16, 1997
     -------------------------               ----------------------------

CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 406 UNDER THE SECURITIES ACT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.

                                   EXHIBIT A
                                   ---------


                          LILLY STRATEGIC FOCUS AREAS


                                      ***

                                   EXHIBIT B
                                   ---------


                               LIBRARY STANDARDS


       (to be annexed to this Agreement in accordance with Section 3.10)

                              [No Annex Attached]